Ventana Reports Third Quarter Results

TUCSON, AZ -- 10/21/2005 -- Ventana Medical Systems, Inc. (NASDAQ: VMSI) today reported sales of $50.7 million for the quarter ending September 30, 2005, a 29% increase over third quarter 2004. Generally Accepted Accounting Principles ("GAAP") net income for the third quarter was $3.6 million, or $0.10 per diluted share compared with GAAP net income of $4.1 million and $0.11 per diluted share for the same period last year. Non-GAAP net income for the third quarter was $6.8 million, or $0.19 per diluted share compared with non-GAAP net income of $5.5 million and $0.15 per diluted share in the third quarter of 2004. The non-GAAP numbers for this quarter exclude the previously announced $5.0 million pre-tax ($3.2 million tax-effected, or $0.09 per diluted share) non-cash charge to record a potential liability associated with recent developments in the on-going litigation with Cytologix. The non-GAAP numbers for the third quarter 2004 exclude the $1.8 million pre-tax ($1.4 million tax-effected, or $0.04 per diluted share) non-cash charge to write-off the value of certain imaging technology related intangibles and other assets in connection with the TriPath Imaging supply agreement.

"Our core business continues to record solid growth," commented Christopher Gleeson, Ventana's President and Chief Executive Officer. "Reagent and other revenues grew 25% versus last year's third quarter and we're particularly pleased with the 57% growth in our instrument revenues driven by strong demand for our BenchMark® XT and LT systems."

Gross margin was 75.5% in the quarter versus 76.5% in the third quarter of 2004 primarily due to strong instrument revenues. R&D investment was $6.5 million in the quarter, up 20% versus third quarter 2004. This increase was driven primarily by our new platform development activities, reagent chemistry application initiatives and workflow management programs for the histology market.

The Company had a net decrease in cash and short term investments in the quarter of $20.3 million and $5.8 million year-to-date driven by share repurchases of 677 thousand shares for approximately $25.8 million and 797 thousand shares for approximately $30.5 million in the quarter and year-to-date respectively.

YEAR-TO-DATE 2005

Net sales for the nine months ended September 30, 2005 were $144.9 million, a 23% increase over the same period in 2004. Reagents and other revenues grew by 26% year-over-year while gross margins improved 50 basis points and R&D spending increased by 23%. GAAP net income was $14.9 million year-to-date, or $0.40 per diluted share compared with GAAP net income of $12.7 million and $0.35 per diluted share for the same period last year. Excluding the abovementioned non-cash charges in both 2005 and 2004, the Company reported a 57% increase in year-to-date non-GAAP income before taxes. Non-GAAP net income for the nine months ended September 30, 2005 was $18.2 million, or $0.49 per diluted share, compared with non-GAAP net income of $14.1 million and $0.39 per diluted share in the third quarter of 2004.

CALENDAR YEAR 2005 AND 2006 OUTLOOK

The Company has maintained its guidance for 2005 advising that it expects full year sales to be within a range of approximately $196.0 million to $198.0 million. Full year GAAP and non-GAAP earnings (which excludes the aforementioned third-quarter non-cash charge) will be approximately $0.66 and $0.75 per diluted share, respectively.

The Company also provided general guidance for 2006, advising that it anticipates revenue growth of approximately 20% and EPS consistent with the currently published range before considering any changes in stock-based compensation rules.

USE OF NON-GAAP FINANCIAL MEASURES

Ventana's management believes that non-GAAP measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our core business operating results. Ventana believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Ventana's performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to historical performance. We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to GAAP results. The non-GAAP information excludes items such as special charges, which may have a material effect on our net income (loss) and net income (loss) per share calculated in accordance with GAAP. We exclude these charges and the related tax benefit from the charges when analyzing our financial results as the items are distinguishable events and have no impact to our ongoing results of operations. We believe that by viewing our results of operations excluding these charges, investors are given an indication of the ongoing results of our operations.

CONFERENCE CALL

Ventana will hold a conference call to discuss third-quarter 2005 results and the outlook for the full year at 10:00 a.m. EST on Friday, October 21, 2005. The call can be accessed live and will be available for replay over the Internet via www.viavid.net.

Ventana develops, manufactures, and markets instrument/reagent systems that automate slide preparation and staining in clinical histology and drug discovery laboratories worldwide. Ventana's clinical systems are important tools used in the diagnosis and treatment of cancer and infectious diseases. Ventana's drug discovery systems are used to accelerate the discovery of new drug targets and evaluate the safety of new drug compounds.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of the Federal Securities laws. These forward-looking statements include our current financial outlook for the fourth-quarter of 2005 and expected revenue growth and profitability for 2006. These forward-looking statements are subject to numerous risks and uncertainties, and actual results may vary materially. We may not achieve anticipated future operating results, and product development activities may not be as successful as we expect in terms of the timing of product availability to the market or customer rates of adoption. Other risks and uncertainties include risks associated with the development, manufacturing, marketing, and sale of medical products, competitive factors, general economic conditions, legal disputes, and government actions, and those other risks and uncertainties contained in our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and all subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. We undertake no obligation following the date of this release to update or revise our forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date such statements are made. Past performance is not indicative of future results. We cannot guarantee any future operating results, activity, performance, or achievement.

Visit the Ventana Medical Systems, Inc., website at www.ventanamed.com.

                      VENTANA MEDICAL SYSTEMS, INC.
        RECONCILIATION OF GAAP INFORMATION TO NON-GAAP INFORMATION
                            (Unaudited)
             (in thousands, except per share amounts)

                                Three Months Ended   Nine Months Ended
                                   September 30,        September 30,
                                ------------------   ------------------
                                  2005      2004       2005      2004
                                --------  --------   --------  --------
GAAP net income                 $  3,551  $  4,064   $ 14,905  $ 12,660
Special charges, net of tax
   (1) Cytologix litigation
       accrual                     3,275     1,409      3,275     1,409
                                --------  --------   --------  --------
   (2) TriPath intangible
       write-off

Non-GAAP net income             $  6,826  $  5,473   $ 18,180  $ 14,069
                                --------  --------   --------  --------
Diluted GAAP net income per
 share                          $   0.10  $   0.11   $   0.40  $   0.35
                                --------  --------   --------  --------
Diluted non-GAAP net income
 per share                      $   0.19  $   0.15   $   0.49  $   0.39
                                --------  --------   --------  --------

Diluted shares used in
 calculation                      36,879    35,835     36,891    35,739
                                ========  ========   ========  ========

(1) On September 22, 2005 the Company announced that it expected to record a pre-tax charge of approximately $5.0 million, or $0.09 per share in the third-quarter of 2005 for potential damage liabilities associated with the Court of Appeal for the Federal Circuit's decision to uphold a lower court's 2003 finding of infringement by Ventana's previous generation BenchMark® and Discovery® systems of certain of the claims of Cytologix' U.S. Patent Nos. 6,180,061 and 6,183,693.
    The case is expected to return to District Court for scheduling of further proceedings on the issues of patent damages and anti-trust related claims. At the present time, Cytologix' U.S. Patent Nos.
    6,180,061 and 6,183,693 are under re-examination by the U.S.
    Patent & Trademark Office.

(2) On September 16, 2004 the Company announced that it had signed a five-year global supply agreement with TriPath Imaging Inc.
    (NASDAQ: TPTH). Under the agreement, Ventana obtained exclusive rights to sell and distribute worldwide a Ventana-branded version of TriPath Imaging's interactive histology imaging system that will be optimized for both Ventana and TriPath Imaging assays. Ventana recorded a special charge of approximately $1.8 million, or $0.04 per share in the third quarter relating to the impairment of certain intangible and fixed assets associated with the Company's previous transaction with Molecular Diagnostics, Inc.

                   Ventana Medical Systems, Inc.
               Condensed Consolidated Balance Sheets
                (in thousands, except per share data)
                           (unaudited)

                                            September 30,    December 31,
ASSETS                                         2005              2004
                                           ----------        ----------
Current assets:
  Cash and cash equivalents                $    8,603        $   33,354
  Short-term investments                       39,070            20,149
  Trade accounts receivable, net               33,651            33,292
  Inventories, net                             14,489            10,877
  Deferred tax assets                           6,921             6,544
  Prepaids and other
   current assets                               3,306             2,188
                                           ----------        ----------
Total current assets                          106,040           106,404

Property and equipment, net                    53,174            47,679
Deferred tax assets, net
 of current portion                            10,187            11,329
Goodwill                                        2,804             2,804
Intangible assets, net                          8,794             7,097
Capitalized software
 development costs, net                         2,569             2,249
Other assets                                    1,964             2,586
                                           ----------        ----------
Total assets                               $  185,532        $  180,148
                                           ==========        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                         $   11,748        $   10,418
  Other current liabilities                    30,589            25,849
                                           ----------        ----------
Total current liabilities                      42,337            36,267
Long-term debt                                  1,802             2,182
Other long-term liabilities                       564               549

Commitments and Contingencies

Stockholders' equity:
   Common stock - $.001 par value;
    100,000 shares authorized;
    36,099 and 35,100 shares issued
    and outstanding at September 30,
    2005 and December 31, 2004,
    respectively                                   36                35
   Additional paid-in capital                 192,842           176,211
   Deferred stock-based compensation             (404)                -
   Accumulated earnings (deficit)               1,045           (13,860)
   Accumulated other comprehensive
   (loss) income                                 (629)               40
   Treasury stock - 1,978 shares and
    1,189 shares at cost at September
    30, 2005 and December 31, 2004,
    respectively                              (52,061)          (21,276)
                                           ----------        ----------
Total stockholders' equity                    140,829           141,150
                                           ----------        ----------
Total liabilities and
 stockholders' equity                      $  185,532        $  180,148
                                           ==========        ==========

                         Ventana Medical Systems, Inc.
               Condensed Consolidated Statements of Operations
                     (in thousands except per share data)
                                  (Unaudited)

                              Three Months Ended        Nine Months Ended
                                September 30,             September 30,
                              2005        2004          2005        2004
                           ----------  ----------    ----------  ----------
Sales:
  Reagents and other       $   42,917  $   34,308    $  124,623  $   99,199
  Instruments                   7,820       4,994        20,255      18,929
                           ----------  ----------    ----------  ----------
    Total net sales            50,737      39,302       144,878     118,128
Cost of goods sold             12,438       9,236        36,025      29,950
                           ----------  ----------    ----------  ----------
Gross profit                   38,299      30,066       108,853      88,178
Operating expenses:
  Research and
   development                  6,487       5,421        19,312      15,741
  Selling, general and
   administrative              21,200      17,638        60,893      54,188
  Special charges               5,000       1,758         5,000       1,758
  Amortization of
   intangible assets              576         307         1,531         924
                           ----------  ----------    ----------  ----------
Income from operations          5,036       4,942        22,117      15,567
Interest and other income         263         126           660         211
                           ----------  ----------    ----------  ----------
Income before taxes             5,299       5,068        22,777      15,778
Provision for income
 taxes                          1,748       1,004         7,872       3,118
                           ----------  ----------    ----------  ----------
Net income                 $    3,551  $    4,064    $   14,905  $   12,660
                           ==========  ==========    ==========  ==========
Net income per common
 share:
    -Basic                 $     0.10  $     0.12    $     0.43  $     0.38
                           ==========  ==========    ==========  ==========
    -Diluted               $     0.10  $     0.11    $     0.40  $     0.35
                           ==========  ==========    ==========  ==========
Shares used in computing
 net income per
 common share:
    -Basic                     34,489      33,611        34,447      33,512
                           ==========  ==========    ==========  ==========
    -Diluted                   36,879      35,835        36,891      35,739
                           ==========  ==========    ==========  ==========

                   Ventana Medical Systems, Inc.
            Condensed Consolidated Statements of Cash Flows
                           (in thousands)
                            (Unaudited)

                                                      Nine Months Ended
                                                        September 30,
                                                     2005          2004
                                                  ---------     ---------
Operating activities:
Net income                                        $  14,905     $  12,660
Adjustments to reconcile net income to
 net cash provided by operating activities:
   Depreciation and amortization                      7,983         6,105
   Non-cash litigation charge                         5,000             -
   Non-cash intangibles and property and
    equipment charges                                     -         1,758
   Deferred income tax benefit                          785             -
   Tax benefit from exercise of stock options         4,381             -
   Amortization of deferred compensation                 37             -
   Accounts receivable                                 (359)           40
   Inventories                                       (3,612)       (2,619)
   Other assets                                      (1,395)       (1,742)
   Accounts payable                                     336         1,128
   Other liabilities                                   (245)        5,118
                                                  ---------     ---------
Net cash provided by operating activities            27,816        22,448

Investing activities:
Purchase of property and equipment                  (11,956)      (11,948)
Purchase of intangible assets                        (2,301)       (3,605)
Purchases of short-term investments                 (46,700)      (15,348)
Proceeds from sale of short-term investments         28,300        15,135
                                                  ---------     ---------
Net cash used in investing activities               (32,657)      (15,766)

Financing activities:
Issuance of common stock                             11,622         8,199
Repayments of debt                                     (162)         (219)
Purchases of common stock for treasury              (30,521)      (13,886)
                                                  ---------     ---------
Net cash used in financing activities               (19,061)       (5,906)
Effect of exchange rate changes on cash
 and cash equivalents                                  (849)           36
                                                  ---------     ---------
Net (decrease) increase in cash and
 cash equivalents                                   (24,751)          812
Cash and cash equivalents, beginning of period       33,354        19,711
                                                  ---------     ---------
Cash and cash equivalents, end of period          $   8,603     $  20,523
                                                  =========     =========

Supplemental cash flow information:
   Income taxes paid                              $     428     $     414
   Interest paid                                  $      53     $      55
   Non-cash investing and financing activities:
        Tendered common stock for
         stock option exercises                   $     338     $       -

Contact:
Christopher M. Gleeson
President and CEO
(520) 229-3787

Nick Malden
Chief Financial Officer
(520) 229-3857

VENTANA MEDICAL SYSTEMS, INC.
1910 Innovation Park Drive
Tucson, Arizona 85755
(520) 887-2155